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                                                                    EXHIBIT 10.2

                                  U. S. BANCORP

                     1997 AMENDED AND RESTATED NON-EMPLOYEE
                   DIRECTOR STOCK INCENTIVE AND DEFERRAL PLAN


                                    ARTICLE 1
                                     PURPOSE

         The purpose of this 1997 Amended and Restated Non-Employee Director Stock Incentive and Deferral Plan (the "Plan") is to advance the interests of U.
S. Bancorp ("Bancorp") by encouraging members of Bancorp's Board of Directors (the "Board") who are not employees of Bancorp or any of its subsidiaries ("Non-Employee Directors") to acquire a proprietary interest in Bancorp, and provide them the opportunity to defer their compensation. It is anticipated that the Plan will assist Bancorp in attracting and retaining Non-Employee Directors.

                                    ARTICLE 2
                                   DEFINITIONS

         When used in the Plan, the following terms shall have the meaning specified below.

         "Acquiring Person" shall mean any person, or any one or more related persons, that constitute a "group" for purposes of Section 13(d) and Section 14(b) of the Exchange Act and Rule 13d-5 and Rule 14b-2 thereunder; provided, that the term Acquiring Person shall not include (i) Bancorp or any of its Subsidiaries, (ii) any employee benefit plan of Bancorp or any of its Subsidiaries, (iii) any entity holding voting capital stock of Bancorp for or pursuant to the terms of any such employee benefit plan, or (iv) any person or group solely because such person or group has voting power with respect to capital stock of Bancorp arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

         "Annual Meeting Date" shall mean the date of each Annual Meeting of Directors.

         "Annual Meeting of Directors" shall mean the meeting of the Board immediately following each annual meeting of Bancorp's shareholders.
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         "Annual Option" shall mean a stock option granted under the Plan on an
Annual Meeting Date pursuant to Section 4.2.

         "Change in Control" shall mean:

                  (1) The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (1) the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Bancorp, (ii) any acquisition by Bancorp, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Bancorp or any corporation controlled by Bancorp, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i),
         (ii), and (iii) of paragraph (3) of this definition of Change in Control; or

                  (2) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a Director during the period whose election, or nomination for election, by Bancorp's shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Bancorp (a "Business Combination") in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Bancorp or all or substantially all of Bancorp's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership,


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         immediately prior to such Business Combination, of the Voting
         Securities, (ii) no Person (excluding any employee benefit plan, or related trust, of Bancorp or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) Approval by the shareholders of Bancorp of any plan or proposal for the liquidation or dissolution of Bancorp.

         "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. Where the context so requires, any reference to a particular Code section shall be construed to refer to the successor provision to such Code section.

         "Commencement Date" shall mean the date on which a Non-Employee Director becomes a member of the Board.

         "Committee" shall mean the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan.

         "Deferral Accounts" shall mean the accounts established to hold Directors Fees deferred pursuant to Section 5.6.

         "Directors Fees" shall mean all fees payable to a Non-Employee Director for service as a member of the Board or of a Subsidiary Board, including Retainers and fees for attendance at meetings of the Board or of a Subsidiary Board or a committee of the Board or a Subsidiary Board, and shall also include any fees or awards paid to a Non-Employee Director for extraordinary service as a member of the Board. Directors Fees shall not include Initial Options or Annual Options.

         "Disability" shall mean permanent and total disability as defined in
Section 22(e)(3) of the Code.



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         "Dividend Date" shall mean any date on which cash or stock dividends on
Shares are payable.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to the successor provisions to such section or rules.

         "Fair Market Value" shall mean the value of one of the Shares on a particular day, determined without regard to any restrictions , and shall equal :

                  (1) The low sale price for Shares as reported for that day in The Wall Street Journal by the National Market System of the National Association of Securities Dealers Automated Quotation System (Nasdaq); or

                  (2) If the low sale price is not reported in The Wall Street Journal for that day, the low sale price quoted by Nasdaq for that day.

         If no low sale price is reported in The Wall Street Journal or quoted by Nasdaq for that day, the low sale price for Shares as so reported or quoted for the immediately preceding day on which it was reported or quoted shall be used.

         "Grant Date" shall mean the date on which an option is granted.

         "Initial Option" shall mean a stock option granted pursuant to Section 4.1.

         "Option" shall mean an Annual Option, an Initial Option, or a Deferred Compensation Option.

         "Participant" shall mean a Non-Employee Director who has received a grant of an award or Option pursuant to the Plan. A person who ceases to be a Non-Employee Director shall remain a Participant so long as such person has the right to exercise any Option granted under the Plan or the right to receive any payment under the Plan.

         "Payment Date" shall mean January 5, April 5, July 5, and October 5 of each year: provided, that if any such day is a Saturday, Sunday or holiday, the Payment Date shall mean the next succeeding business day.

         "Plan Year" shall mean a calendar year.


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         "Quarterly Fees" shall mean, for each calendar quarter, the total amount of Director Fees, including any installment of annual fees, payable to a Non-Employee Director for that quarter.

         "Restricted Shares" shall mean Shares subject to such terms and conditions as the Committee deems appropriate, including without limitation restrictions on the sale, assignment, transfer or other disposition of the Restricted Shares.

         "Retainer" shall mean annual retainer fees payable to a Non-Employee Director for service as a member of the Board or a Subsidiary Board.

         "Retirement" shall mean a Participant's retirement from the Board by reason of attaining the maximum age for directors specified in the bylaws of Bancorp, and shall also include a Participant's departure from the Board as a result of the dissolution of Bancorp.

         "Shares" shall mean the $5.00 par value common stock of Bancorp.

         "Stock Unit" shall mean a Stock Unit granted under the Plan in connection with a Deferral Election by a Non-Employee Director pursuant to
Section 5.4.

         "Subsidiary" shall mean a subsidiary corporation of Bancorp as defined in Section 425(f) of the Code.

         "Subsidiary Board" shall mean the board of directors of a subsidiary of Bancorp.

         "Voting Securities" shall mean Bancorp's issued and outstanding securities ordinarily having the right to vote at elections for Bancorp's Board.

Except when otherwise indicated by the context, any masculine or feminine terminology when used in the Plan shall also include the opposite gender; and the definition of any term herein in the singular shall also include the plural, and vice versa.

                                    ARTICLE 3
                                   ELIGIBILITY

         Each Non-Employee Director of Bancorp shall be eligible to participate in this Plan.



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                                    ARTICLE 4
                       INITIAL OPTIONS AND ANNUAL OPTIONS

4.1      GRANT OF INITIAL OPTIONS

         Each person who became a Non-Employee Director on or after October 18, 1990 (and who had not been an employee of Bancorp or a Subsidiary at any time after October 18, 1989) has been granted an Initial Option to purchase 4,000 Shares. The Grant Date for each such Initial Option was October 18, 1990 or the date specified in such Option. Each person who first becomes a Non-Employee Director after the 1997 Annual Meeting Date (and who has not been an employee of Bancorp or a Subsidiary at any time within the one year preceding such person's Commencement Date) shall be granted an Initial Option to purchase 4,000 Shares effective the Commencement Date. The Grant Date for each such Initial Option is the Commencement Date.

4.2      GRANT OF ANNUAL OPTIONS

         Each person who was a Non-Employee Director at the 1993 Annual Meeting of Directors has been granted an Annual Option to purchase 2,000 Shares. Commencing with the 1994 Annual Meeting of Directors, each Non-Employee Director at the time of such meeting shall be granted, effective as of such Annual Meeting Date, an Annual Option to purchase 2,000 Shares. The Grant Date for each Annual Option is the respective Annual Meeting Date, except that for 1993 the Grant Date was June 17, 1993.

4.3      PRICE AND TIME OF EXERCISE OF INITIAL OPTIONS AND ANNUAL OPTIONS

         The exercise price per Share of each Initial Option and Annual Option shall be equal to the Fair Market Value of one Share as of the respective Grant Date. Effective April 1, 1997, each Initial Option and Annual Option (other than Initial Options or Annual Options that have terminated or the time of whose exercisability has been accelerated in accordance with the Plan) may be exercised at any time or times commencing on the first anniversary of the Grant Date thereof.

                                    ARTICLE 5
                     ELECTIONS IN RESPECT OF DIRECTORS FEES

5.1      ELECTIONS IN LIEU OF CASH PAYMENT OF DIRECTORS FEES

         Commencing on July 1, 1997, each Participant shall have the right to elect, with respect to all or a portion of Directors Fees otherwise payable in cash, from


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among the optional methods of payment provided in this Article 5. Elections shall be subject to the terms and conditions of Article 9 and the other provisions of this Plan.

         All elections made under the Plan prior to July 1, 1997, shall remain in full force and effect until amended or terminated as provided in Section 9.1.

5.2      ELECTION TO RECEIVE SHARES

         Each Participant may elect to receive all or a portion of Directors Fees otherwise payable in cash in a whole number of Shares equal in number to the quotient obtained by dividing the foregone cash payment by the Fair Market Value of one Share on the Payment Date. Such Shares shall be delivered to each such Participant as soon as practicable after the Payment Date. The value of any fractional Shares shall be paid to the Participant in cash.

5.3      ELECTION TO RECEIVE RESTRICTED SHARES

         Each Participant may elect to receive all or a portion of Directors Fees otherwise payable in cash in a whole number of Restricted Shares equal in number to the quotient obtained by dividing the foregone cash payment by the Fair Market Value of one Share on the Payment Date. Each Participant receiving Restricted Shares shall be issued a stock certificate in respect of such Shares, registered in the name of the Participant, and shall execute a stock power in blank with respect to the Restricted Shares evidenced by the certificate. The certificate evidencing such Restricted Shares and the stock power shall be held in custody by Bancorp until the restrictions on such Restricted Shares shall have lapsed.

         Restricted Shares may provide that a Participant shall vest in such Shares, on the occurrence of the earliest of the following events, subject to such other conditions as the Committee may be prescribe: (i) the 65th birthday of the Participant if at such time the Participant is no longer a Non-Employee Director, (ii) the date on which the Participant terminates service on the Board after attaining age 65, (iii) the 70th birthday of the Participant, (iv) a Change in Control, or the dissolution of Bancorp, or (v) the Participant's death or Disability.

         During the period prior to the lapse of the restrictions and conditions applicable to the Restricted Shares (the "Restriction Period"), a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of Restricted Shares. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period if the restrictions lapse in installments),


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the legend on the Restricted Shares (or such of them as to which the restrictions have lapsed, if the restrictions lapse in installments) will be removed and the Participant's stock power will be returned and the Shares (or such of the Shares as to which all restrictions have lapsed) will no longer be Restricted Shares. The Shares shall be delivered to the Participant as soon as practicable thereafter.

         A Participant shall have, with respect to Restricted Shares held under this Plan, all of the rights of a shareholder of Bancorp, including the right to vote the shares and the right to receive cash dividends.

         At the election of the Participant, the cash value of any fractional Restricted Shares and all cash dividends on Restricted Shares shall be accumulated on the books and records of Bancorp. From time to time but not less often than annually, as of a Dividend Date or Payment Date, the Committee shall determine whether the accumulated cash credited to a Participant's account, as of such Dividend Date or Payment Date, exceeds the Fair Market Value of one or more Shares. If so, the Committee shall issue additional whole shares of Restricted Stock to the Participant, equal in number to the accumulated cash divided by the Fair Market Value of one Share, which shall remain in the custody of Bancorp until the restrictions thereon shall have lapsed. The accumulated cash shall be reduced in proportion. The additional shares of Restricted Stock issued hereunder shall vest in the same manner as other Restricted Shares, and shall be subject to such other conditions as the Committee may prescribe.

         Stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued.

5.4      ELECTION TO RECEIVE STOCK UNITS

         Each Participant may elect to receive all or a portion of Directors Fees otherwise payable in cash in Stock Units, which shall be credited as of the Payment Date to a bookkeeping account (a "Stock Unit Account") maintained by Bancorp. The number of Stock Units credited to such account shall be equal to the amount of the foregone cash payment divided by the Fair Market Value of one Share on the Payment Date.

         The Deferral Election shall specify the date (the "Deferred Payment Date") on which the Non-Employee Director elects to receive payment for the Stock Units; provided, that the Deferred Payment Date with respect to any Deferral Election must be at least three years after the beginning of the calendar year during which the Stock


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Unit was credited to the Participant's Stock Unit Account. The Deferral Election
shall also specify whether payment shall be in Shares or in cash.

         At the election of the Participant, the cash value of any fractional Stock Units and all cash dividends payable on such number of Shares as is equal to the number of Stock Units in the Participant's account shall be credited to such Participant's Stock Unit Account. From time to time but not less often than annually, as of a Dividend Date or Payment Date, the Committee shall determine whether the accumulated cash credited to a Participant's Stock Unit Account, as of such Dividend Date or Payment Date, exceeds the Fair Market Value of one or more Shares. If so, the Committee shall credit the Participant's Stock Unit Account with additional whole Stock Units equal to the accumulated cash divided by the Fair Market Value of one Share. The amount credited to cash shall be reduced in proportion. If stock dividends are issued with respect to Shares, the Committee shall proportionately increase the number of Stock Units in the Stock Unit Account.

5.5      ELECTION TO RECEIVE DEFERRED COMPENSATION OPTIONS

         Each Participant may elect to receive all or a portion of Directors Fees otherwise payable in cash in an option (a "Deferred Compensation Option") to purchase a number of Shares equal to the portion of the foregone cash payment divided by an amount equal to the difference between the Fair Market Value of one Share on such Payment Date and the exercise price determined under this
Section 5.5 (rounded up to the next number of whole Shares).

         The exercise price per Share of each Deferred Compensation Option shall be equal to the greater of (a) 40 percent of the Fair Market Value of a Share as of the respective Grant Date (which will be the Payment Date of the Directors Fees in lieu of which the Deferred Compensation Option was granted) or (b) $5 per Share. The Committee may establish a different exercise price at its discretion.

         Unless a Deferred Compensation Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, no Deferred Compensation Option shall be exercisable during the six months beginning on its Grant Date and shall thereafter be fully exercisable as provided in Article 7.

5.6      ELECTION TO DEFER RECEIPT OF CASH PAYMENT

         A Participant may elect to defer receipt of all or any portion of Directors Fees otherwise payable in cash. Amounts deferred by a Participant under this Section 5.6 ("Deferred Amounts") shall be credited to a Deferral Account established and


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maintained for such Participant on the books of Bancorp.

         Deferral Accounts heretofore established under the terms of Deferred Compensation Plan for Non-Employee Directors of Bancorp have been credited with interest at the rate in effect under the terms of such plan. Any remaining balance of Deferral Accounts being paid out to Participants in installments shall continue to be credited with interest hereunder, until paid in full.

         Commencing January 1, 1990, and until changed by the Committee, the rate of interest per annum shall equal the average annual interest rate on five-year Treasury Notes for the month of November in the immediately prior calendar year, as published in the Federal Reserve Statistical Release G.13 (or a corresponding or successor publication as determined by the Committee) plus 75 basis points.

         Effective January 1, 1996, Deferral Accounts (other than Deferral Accounts that on such date were being paid to Participants in installments) shall be credited with an amount (the "Growth Factor") from the date credited until the date of final payment of the balance of the Deferral Account. The Growth Factor for any period will equal the growth in value which the Deferred Amounts would have realized during such period, if invested in the Hypothetical Investment or Hypothetical Investments specified for that period by the Participant.

         For purposes of measuring the Growth Factor, a Participant may select one or a combination of Hypothetical Investments authorized from time to time by, or at the direction of, the Committee. Such selection, and any changes in selection, shall be made by the Participant on a form approved by the Committee, and shall be subject to approval by the Committee in its discretion. Changes in a Participant's selection of Hypothetical Investments shall become effective as of the first day of the calendar quarter following receipt by the Committee of the notice of change. A Participant's selection of Hypothetical Investments shall be effective for all amounts credited to the Participant's Deferral Account, including previously Deferred Amounts and the Growth Factor accrued thereon.

         Hypothetical Investments are solely bookkeeping entries, and Bancorp shall have no obligation to make actual investments corresponding to Hypothetical Investments.


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                                    ARTICLE 6
                 MANDATORY PAYMENT OF RETAINER IN SHARES, SHARE
                     UNITS OR DEFERRED COMPENSATION OPTIONS

         Commencing on July 1, 1997, the Board may require that all Non-Employee Directors be paid all or a portion of their Director Fees in Shares, Restricted Shares, Share Units or Deferred Compensation Options. Any Shares, Restricted Shares, Stock Units or Deferred Compensation Options acquired pursuant to any such requirement shall be subject to all of the terms and conditions of this Plan applicable thereto.

                                    ARTICLE 7
                     GENERAL TERMS AND CONDITIONS OF OPTIONS

7.1      TYPE OF OPTION; TERM

         Options granted under the Plan shall be nonqualified options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Options granted under Article 4 of the Plan will supplement other compensation for Non-Employee Directors. The term of each Initial Option, each Annual Option and each Deferred Compensation Option shall be unlimited unless terminated earlier in accordance with the Plan.

7.2      CONTINUATION AS DIRECTOR

         If a Participant ceases to be a member of the Board for any reason, the right to exercise each Initial Option, Annual Option and Deferred Compensation Option shall expire at the end of the following periods:

                AFTER TERMINATION
                 ON ACCOUNT OF:                         PERIOD
          -----------------------------                --------

          Death                                        1 year
          Retirement                                   5 years
          Disability                                   1 year
          Any other reason                             3 months

7.3      ACCELERATION OF EXERCISABILITY

         Notwithstanding the schedule provided in Section 4.3 for Initial and Annual Options and in Section 5.5 for Deferred Compensation Options, each Initial Option, Annual Option and Deferred Compensation Option shall become fully exercisable upon the occurrence of either:


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              (a)  The Participant's death or withdrawal from the Board by reason of Disability or Retirement; or

              (b)  A Change in Control or the dissolution of Bancorp.

7.4      ASSIGNABILITY

         Each Option shall be nontransferable other than by will or by the laws of descent and distribution and shall be exercisable, during the life of a Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative, or by a permitted transferee as set forth below. Notwithstanding the foregoing, each Option may be transferred, without payment of consideration, to (i) a spouse or other immediate family member or (ii) any trust, partnership or other entity in which the Participant or the Participant's spouse or other immediate family member has a substantial beneficial interest; provided, however, that any Option so transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.

7.5      OPTION AGREEMENT

         Each Option shall be evidenced by an Option Agreement in a form approved by the Committee.

7.6      METHOD OF EXERCISE; PAYMENT

         Each Option may be exercised by delivery of written notice to Bancorp stating the number of Shares, form of payment, and proposed date of closing.

         The purchase price for the Shares purchased upon exercise of an Option shall be paid in full at or before closing by one or a combination of the following:

              (a)  Payment in cash; or

              (b) Tendering (either actually or, if and so long as the Shares are registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Shares already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price.


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7.7      PREVIOUSLY ACQUIRED SHARES

         Delivery of previously acquired Shares in full or partial payment for the exercise of an Option shall be subject to the following conditions:

              (a)  The Shares tendered shall be in good delivery form;

              (b) The Fair Market Value of the Shares tendered, together with the amount of cash, if any, tendered shall equal or exceed the exercise price of the Option;

              (c) Any Shares remaining after satisfying the payment for the Option shall be reissued in the same manner as the Shares tendered; and

              (d) No fractional Shares will be issued and cash will not be paid to the Optionee for any fractional Share value not used to satisfy the Option purchase price.

7.8      OTHER DOCUMENTS

              The Participant shall furnish the Committee before closing such other documents or representations as the Committee may require to assure compliance with applicable laws and regulations.

                                    ARTICLE 8
                           SHARES SUBJECT TO THE PLAN

         The stock authorized to be issued under this Plan shall be Shares, which may either be authorized and unissued Shares or reacquired Shares. The total number of Shares which may be issued pursuant to this 1997 Amendment and Restatement shall not exceed five hundred and twenty-five thousand (525,000) Shares, or such greater number of Shares as is determined pursuant to an adjustment under this Article 8. In the event any outstanding Options granted under the Plan are canceled or expire for any reason, the Shares covered by such Options shall again become available for issuance under the Plan.

         In the event of a recapitalization, stock split, reverse stock split, stock dividend, combination or exchange of Shares, merger, consolidation, reorganization or liquidation, or any other change in the corporate structure or Shares of Bancorp, the Board may make such proportionate adjustments in the number and kind of shares for which Options may be granted under the Plan and, with respect to outstanding Options granted under the Plan, in the number and kind of shares covered thereby and in the


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exercise price, as the Board in its sole discretion may deem appropriate to give effect to such change in capitalization.

                                    ARTICLE 9
                    GENERAL TERMS AND CONDITIONS OF ELECTIONS

9.1      ELECTIONS; AMENDMENTS; TERMINATIONS

         An election under Article 5 shall be made by filing an election with the Committee on a form provided by the Committee. An election filed before December 31 is effective with respect to Directors Fees earned during the next succeeding calendar year and subsequent calendar years, until the election is amended or terminated. A person becoming a Non-Employee Director during a year may file an election to participate within 30 days after becoming a Non-Employee Director, and such election shall be effective with respect to Directors Fees earned during the remainder of the calendar year and in subsequent calendar years until the election is amended or terminated.

         Elections (and amendments to existing elections) received by the Committee on or prior to June 1, 1997, shall be effective as to Directors Fees payable with respect to services as a Non-Employee Director after July 1, 1997.

         An election may be amended by filing a notice of amendment with the Committee on a form provided by the Committee. An amendment is effective with respect to Directors Fees earned during the next succeeding calendar year and subsequent calendar years, until the amendment is further amended or the election to participate is terminated.

         An election may be terminated by filing a notice of termination with the Committee on a form provided by the Committee. A notice of termination is effective with respect to Directors Fees earned during the next succeeding calendar year and subsequent calendar years. Directors Fees with respect to which an election, or an amended election, has been in effect prior to the effective date of the termination will continue to be held subject to the provisions of this Plan and the terms of such election or amended election.

         A Non-Employee Director, having terminated an election under this Plan, may elect to resume participation by making an election pursuant to the first paragraph of this Section 9.1.

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9.2      UNFUNDED PLAN

         All amounts and accounts held by Bancorp under the Plan are unfunded obligations of Bancorp. The rights of a Participant with respect to any such amounts and accounts are no greater than the rights of any unsecured general creditor of Bancorp. Notwithstanding the foregoing, Bancorp may deposit funds from time to time in the U.S. Bancorp Deferred Compensation Trust for the purpose of paying benefits hereunder from the assets thereof.

9.3      NONASSIGNABILITY

         Except as provided in Section 7.4, a Participant's rights under this Plan, including without limitation the right to receive any distribution from Bancorp hereunder, may not be anticipated, assigned, pledged or in any other manner assigned, and shall not be subject to levy, attachment, garnishment or other process by or on behalf of any creditor of the Participant.

9.4      PAYMENT

         (a) A Participant, at the time of electing to participate in deferrals under Article 5.6, may elect the method of payment of the Deferral Account. Elections shall be filed with the Committee on a form approved by the Committee. If a Participant fails to file an election with the Committee, the Deferral Account will be paid as provided in clause (b)(i) of this Article 9.4.

         (b)  A Participant may elect one of the following methods of payment:

              (i) A lump sum payment in cash to be made within 30 days following the end of the calendar year during which the Participant ceases to be a Non-Employee Director (the "Final Year"), or

              (ii) Payment in up to ten annual installments, with the first installment to be made within 30 days following the end of the Final Year. The first installment shall equal the product of the balance of the Participant's Deferral Account as of the end of the Final Year multiplied by a fraction in which the numerator equals one and the denominator equals the number of installment payments elected by the Participant. The second and any subsequent installments shall equal the product of the balance of the Participant's Deferral Account as of the end of the prior year multiplied by a fraction in which the numerator equals one and the denominator equals the remaining number of installment payments. The final installment shall equal the remaining balance of the Deferral Account. The Deferral Account will continue to be credited with Growth Factor earnings during the payout period, and the Participant may make or modify selections of Hypothetical Investments during such period.

         (c) An election of the method of payment filed on or before December 31 is effective for Directors Fees deferred under Section 5.6 during the succeeding calendar year and subsequent calendar years until the election is amended. A person becoming a Non-Employee Director during a year may file an election of method of payment within 30 days after becoming a Non-Employee Director, and such election shall be effective for Directors Fees deferred under
Section 5.6 during the remainder of the calendar year and in subsequent calendar years until the election is amended.

         (d) An election of the method of payment may be amended by filing a notice of amendment with the Committee on a form approved by the Committee. A notice of amendment filed on or before December 31 is effective with respect to Directors Fees deferred during the succeeding calendar year and subsequent calendar years until the election is further amended.

9.5      ACCELERATION OF PAYMENT

         If a Participant ceases to be a Non-Employee Director, and becomes a proprietor, officer, director, partner, or employee of, or is otherwise associated with, any business that is in competition with Bancorp or any of its affiliates, the Participant's entire Deferral Account and the Fair Market Value of any Stock Units held under the Plan shall be immediately paid to the Participant in cash.

9.6      DEATH BENEFIT

         Upon the death of a Participant, the unpaid balance of the Participant's Deferral Account and (based upon the Participant's Deferral Election under Section 5.4) either the cash value of, or the number of Shares that is equal to, the Fair Market Value as of the date of death of any Stock Units in the Participant's account shall be paid or delivered to the beneficiary or beneficiaries selected by the Participant in writing, on a form approved by the Committee. If no beneficiary has been selected, amounts due hereundershall be paid to the Participant's surviving spouse, if any, or if there is no surviving spouse, to the Participant's estate.

                                   ARTICLE 10
                                 ADMINISTRATION

10.1     GENERAL

         The Plan shall be administered by the Committee, which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and to interpret the provisions of the Plan and of any award or Options granted hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination made, or any decision or action taken with respect to the Plan or any award or Options under the Plan. The Committee may delegate any of its responsibilities to one or more agents, including employees of Bancorp, and may retain advisors to advise it. No Non-Employee Director shall participate in the decision of any question relating to an award granted under the Plan exclusively to that Non-Employee Director.

10.2     RULES AND INTERPRETATION

         The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding on all parties.

10.3     RECORDS

         The Committee shall have overall responsibility for keeping records and providing necessary communications to Participants. The records of the Committee with respect to the Plan shall be conclusive and binding on all Participants and all persons or entities claiming through or under them.

10.4     EXPENSES

         The cost of making awards and settling Initial Options and Annual Options pursuant to this Plan, and the expenses of administering the Plan, shall be borne by Bancorp.

                                   ARTICLE 11
                                  MISCELLANEOUS

11.1     CONDITION PRECEDENT

         The adoption of the Plan, and the grant of Options under the Plan, was conditioned upon the approval of the Plan by an affirmative vote of the holders of a majority of the voting stock of Bancorp present or represented and entitled to vote thereon at the 1991 annual meeting of Bancorp shareholders. The Second Amendment and Restatement, and the grant of Annual Options under the Plan, was conditioned upon similar approval by Bancorp shareholders at the 1994 Annual Meeting. The 1997 Amendment and Restatement, and the grant of Options under the Plan, are conditioned upon similar approval by Bancorp shareholders at the 1997 Annual Meeting.

11.2     TERMINATION AND AMENDMENT OF THE PLAN

         The Board may terminate or amend the Plan at any time, provided, that (except to the extent that the Participants shall have given their written consent thereto) no such termination or amendment shall affect any outstanding Options previously granted under the Plan or the accrued rights of any Participant under the Plan with respect to elections previously made by such Participant under Article 5. The Board may not, without approval of the shareholders of Bancorp:

              (a) Materially increase the number of Shares which may be issued under the Plan (other than by means of an adjustment described in Article 8); or

              (b) Materially modify the requirements as to eligibility for participation in the Plan.

         Notwithstanding the foregoing, if required to qualify the Plan as a formula plan for purposes of Rule 16b-3 under Section 16 of the Exchange Act, the Plan shall not be amended more than once every six months to change the amount, price, timing or exercisability of the awards other than amendments to comport with changes in the Code or the rules and regulations promulgated thereunder.

11.3     BOARD MEMBERSHIP

         Nothing in the Plan or in any award granted pursuant to the Plan shall confer upon any Participant any right to continue as a director of Bancorp or interfere in any way with the right of the shareholders of Bancorp to remove a director from the Board at any time.

11.4     TAX REIMBURSEMENT

         Bancorp shall have the right, in connection with the exercise of an Option or any payment under the Plan, to require the Participant to pay to Bancorp an amount sufficient to provide for any withholding tax liability, including any liability for self-employment and social security taxes, imposed with respect to such exercise or payment.

11.5     SECURITIES LAWS

         Bancorp shall not be required to distribute any Shares pursuant to an award until it shall have taken any action required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities laws.

11.6     APPLICABLE LAW

         To the extent that federal laws (such as the Code and the federal securities laws) do not control, the Plan shall be governed and construed in all respects in accordance with Oregon law.



         Bancorp adopted the U.S. Bancorp 1990 Non-Employee Director Stock Option Plan (the "1990 Plan") effective October 18, 1990. The 1990 Plan was amended and restated effective February 21, 1991; a First Amendment to the 1990 Plan, as restated, was adopted effective September 1, 1991; and a Second Amendment was adopted effective April 12, 1993. The 1990 Plan was further amended and restated in the form of the Second Amendment and Restatement effective June 17, 1993. The 1990 Plan is further amended and restated in the form of this 1997 Amendment and Restatement effective July 1, 1997 and is redesignated the "U.S. Bancorp Non-Employee Director Stock Incentive and Deferral Plan."

         This 1997 Amendment and Restatement was executed and approved on behalf of Bancorp as of February 20, 1997, subject to Section 11.1 hereof.



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